EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 15th day of September 1999, by and between GISH BIOMEDICAL, INC., a California corporation (the "Company"), and Jack W. Brown, an individual (the "Executive").


                                 R E C I T A L S
                                 - - - - - - - -

         WHEREAS, as of the date hereof Executive has resigned his positions as Chairman of the Company's Board of Directors and President of the Company; and

         WHEREAS, in order to continue to avail itself of the skills and expertise of Executive, the Company desires to employ Executive, and Executive desires to enter into the employ of the Company for the period and pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and Executive, intending to be legally bound, hereby agree as follows:

                                A G R E E M E N T
                                - - - - - - - - -

         1. Employment. The Company hereby employs Executive as Managing Director of Product Development of the Company, reporting to the Company's executive committee or its designees (the "Committee"). Executive accepts such employment and agrees to devote his best efforts and skills to the performance of his employment responsibilities and functions, and to do so for the exclusive benefit of the Company.

         2. Term. The term of Executive's employment hereunder shall be for a period of two (2) years, commencing the date hereof, unless earlier terminated as hereafter specified (such period, the "Term").

         3.       Position and Duties.

                  3.1. Service with the Company. During the Term, Executive agrees to perform such duties and on such basis as shall be assigned to him from time to time by the Committee; such duties, however, to be commensurate with Executive's position as a Managing Director of Product Development of the Company.

                  3.2. No Conflicting Duties. During the Term, Executive shall not serve as an officer, director, employee, consultant or advisor to any other business, unless such other service is approved in advance and in writing by the Board of Directors of the Company (the "Board"), except that Executive may continue to serve as an outside director of ICU Medical, Inc. Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations as set forth in this Agreement, and agrees that during the Term he will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

         4.       Compensation.

                  4.1. Base Salary. Subject to the restriction on Executive's aggregate compensation provided for in Section 4.2 below, as compensation for all services to be rendered by Executive under this Agreement the Company shall pay to Executive a base annual salary of One Hundred Thousand Dollars ($100,000) (the "Base Salary"), which shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies.

                  4.2. Incentive Compensation. Executive shall be eligible to receive a special bonus of One Hundred Twenty Five Thousand Dollars ($125,000) (the "Bonus") in the event that, during the Term, the Company shall enter into a definitive agreement for the Sale of the Company; provided, however, that under no circumstances shall Executive's total cumulative Base Salary plus Bonus exceed Two Hundred Twenty Five Thousand Dollars ($225,000). A "Sale of the Company" means either the purchase by a person or entity not currently a shareholder of the Company of (a) majority of the voting power of the Company, or (b) all or substantially all of the assets of the Company, or any other transaction designated as a "Sale of the Company" by majority vote of the Board.

                  4.3. Participation in Benefit Plans. During the Term, Executive shall be entitled to participate in all employee benefit plans or programs Executive participated in immediately prior to the date hereof, so long as such plans or programs remain generally available to executives of the Company, to the extent that his age, health and other qualifications make him eligible to participate therein. Executive shall also continue to be covered by the Company's director's and officer's errors and omissions insurance policy. Executive's participation in any such plan, program or policy shall be subject to the provisions, rules and regulations thereof that are generally applicable to all participants therein.

                  4.4. Stock Options. Executive shall retain the Company stock options held by him on the date hereof, on the terms and conditions pertaining thereto on the date hereof, including the original expiration dates of said options.

                  4.5. Expenses. In accordance with the Company's policies established from time to time, and subject to the approval of the Company's chief financial officer, the Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement.

                  4.6. Company Car and Outstanding Debt. In addition to the foregoing, (a) title to Executive's Company car, held by the Company on the date hereof, shall be transferred to Executive as promptly as practicable after the execution hereof, and (b) the debt of Executive to the Company outstanding on the date hereof (approximately $53,000) shall be forgiven upon a Sale of the Company. Executive shall be responsible for all taxes arising from the transfer of title and forgiveness of debt described above, and for the expenses of registering title to and insuring the automobile, but shall not otherwise compensate the Company for title to the automobile or the forgiveness of outstanding debt.

         5.       Termination.

                  5.1. Termination by Executive Prior to the Expiration of the Term. Executive may terminate his employment for any reason or for no reason at any time upon thirty (30) days prior notice to the Committee; provided, however, that at the Company's sole election, the effective date of such termination may be shortened to any date between the fifth (5th) and the thirtieth (30th) following the date of the Executive's notice of termination hereunder.

                  5.2. Termination by Company Without Cause. The Company may terminate Executive's employment without Cause (as defined below) by thirty (30) days written notice to Executive, in which case Executive shall be entitled to the compensation set forth in Section 5.6 below.

                  5.3. Termination by the Company for Cause. Any of the following acts or omissions shall constitute grounds for the Company to terminate Executive's employment immediately for "Cause".

                  (a) The continued, willful failure or refusal by Executive to perform any material duties required of him by this Agreement or as reasonably requested by the Committee or the Board if consistent with the terms of this Agreement.

                  (b) Any material act or omission by Executive involving malfeasance or gross negligence in the performance of Executive's duties to, or a material deviation from any of the policies or directives of, the Company, other than a deviation taken in good faith by the Executive for the benefit of the Company.

                  (c) Conduct on the part of Executive which constitutes a breach of any statutory or common law duty of loyalty to the Company.

                  (d)  Any  illegal  act  by  Executive  which   materially  and
adversely affects the business of the Company or any felony committed by Executive, as evidenced by conviction thereof.

         Termination by the Company for cause shall be accomplished by written notice to Executive and, if given pursuant to clauses (a) or (b) above, shall be preceded by a written notice providing a reasonable opportunity for Executive to correct his conduct. Any such termination shall be without prejudice to any other remedy to which the Company may be entitled either at law, in equity, or under this Agreement.

                  5.4. Termination for Death or Disability. Executive's employment pursuant to this Agreement shall be immediately terminated without notice by the Company upon the Executive's death or totally disability. For purposes of this Agreement, the term "totally disability" means an inability of Executive, due to physical or mental illness, injury or impairment, to perform a substantial portion of his duties for a period of one hundred eighty (180) or more consecutive days, as determined by a competent physician selected by the Board and reasonably agreed to by Executive, following such one hundred eighty
(180) day period.

                  5.5. Termination for Good Reason. Executive's employment pursuant to this Agreement may be terminated by Executive for "Good Reason" if Executive voluntarily terminates his employment as a result of any of the following.

                  (a) Without Executive's prior written consent, a reduction in the Base Salary;

                  (b) The taking of any action by the Company that would substantially diminish the aggregate value of the benefits provided the Executive under the medical, health, accident, disability insurance, life insurance, thrift and retirement plans in which he is entitled to participate in pursuant to this Agreement other than any such reduction which is (i) required by law, (ii) implemented in connection with a general concessionary arrangement affecting all executives or employees or affecting the group of employees of which the Executive is a member, or (iii) generally applicable to all beneficiaries of such plans;

                  (c) resignation as a result of unlawful discrimination, as evidenced by a final court order; or

                  (d) the Company materially breaches any provision of this Agreement.

                 5.6. Payments Upon Termination. If during the term of this Agreement, the Company terminates Executive's employment as provided in Section
5.2 hereof, or the Executive resigns for one of the reasons stated in Section 5.5, Executive shall be entitled to the following compensation: (i) the unpaid Base Salary due Executive through the expiration of the Term, and (ii) any vested incentive to which Executive is entitled as of the date of termination pursuant to Section 4.2. All payments required to be made by the Company to the Executive pursuant to this Section 5.6 shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies. Except as specifically provided above, all other benefits will terminate on the effective date of termination of Executive's employment. If the Company terminates the Executive's employment pursuant to Sections 5.3 or 5.4, or if Executive resigns pursuant to Section 5.1, then Executive shall be entitled only to the compensation set forth in clause (ii) above.

        6.       Treatment of Company Proprietary Information.

                  6.1. Confidential Information. During the term of this Agreement, Executive acknowledges and agrees that he will have access to and become acquainted with confidential, proprietary and business information and trade secrets about the professional, business, and financial affairs of the Company and its customers, suppliers, vendors, and employees (the "Confidential Information"). Executive further recognizes that he is being employed as a key employee, that the Company is engaged in highly competitive businesses, and that the success of the Company in the marketplace depends upon its goodwill, its business reputation and the protection of the Confidential Information. Executive recognizes that in order to safeguard the legitimate business interests of the Company, it is necessary for the Company to protect the Confidential Information, as well as the Company's goodwill and reputation both during Executive's employment and thereafter. Accordingly, Executive expressly agrees that during the Term and thereafter Executive will regard and preserve as confidential all Confidential Information obtained by him in connection with his employment. Executive agrees that he will not, without prior written authority from the Company to do so, disclose to others, or take or use for his own purposes or purposes of others, either during his employment or thereafter, any such information. Executive further agrees he will not remove without authorization, retain, transmit by any means, copy or disclose any of the

Company's or its supplier's or customer's specifications, drawings, blueprints, reproductions, computer programs, or any other documents or information, or things, except as required in the line of his employment with the Company. Executive recognizes that this obligation applies not only to technical information but any business information which the Company reasonably considers confidential. The foregoing restrictions shall not apply to (i) information which is or becomes, other than as a result of a breach of this Agreement, generally available to the public or (ii) the disclosure of information required pursuant to a subpoena or other legal process; provided that Executive shall notify the Company in writing of the receipt of any such subpoena or other legal process requiring such disclosure immediately after receipt thereof and the Company shall have a reasonable opportunity to quash such subpoena or other legal process prior to any disclosure by Executive.

                  6.2. Retaining and Assigning Inventions and Original Works.

                  (a) Inventions and Original Works Retained by Executive. Executive has attached hereto as Exhibit 1 a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which belong to him, which relate to the Company's proposed business and products, and which are not assigned to the Company; or, if no such list is attached, Executive thereby represents that there are no such inventions.

                  (b) Inventions and Original Works Assigned to the Company. Executive agrees that he will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and will assign to the Company all his right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets which Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the Term. Executive recognizes, however, that Section 2870 of the California Labor Code (a copy of which is attached hereto as Exhibit 2) exempts from this provision any invention as to which he can prove the following:

                  (i) Executive developed the invention entirely on his own time;

                  (ii)     Executive  did  not  use  any  equipment,   supplies,
                           facility or trade secret information of the Company in the invention's development;

                  (iii) at the time the invention was conceived or reduced to practice, it did not relate to the Company's business, or the Company's actual or demonstrably anticipated research or development; and

                  (iv) the invention did not result from any work that Executive performed for the Company.

Executive acknowledges that all original works of authorship which are made by him (solely or jointly with others) within the scope of his employment and which are protectable by copyright are "works made for hire" as that term is defined in the United States Copyright Act (17 USC, Section 101).

                  (c) Maintenance of Records. Executive agrees to keep and maintain adequate and current written records of all inventions and original works of authorship made by him (solely or jointly with others) during the Term.

The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

                  (d) Inventions Assigned to the United States. Executive agrees to assign to the United States government all his right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

                  (e) Obtaining Letters Patent and Copyright Registrations. Executive agrees that his obligation to assist the Company to obtain United States or foreign letters patent and copyright registrations covering inventions and original works of authorship assigned hereunder to the Company shall continue beyond the expiration of the Term, but the Company shall compensate Executive at a reasonable rate for time actually spent by him at the Company's request on such assistance. If the Company is unable because of Executive's mental or physical incapacity or for any other reason to secure Executive's signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions or original works of authorship assigned to the Company as above, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agent and attorney in fact, to act for and in Executive's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Executive. Executive hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Executive now or may hereafter have for infringement of any patents or copyright resulting from such application for letters patent or copyright registrations assigned hereunder to the Company.

                  (f) Exception to Assignments. Executive understands that the provisions of this Agreement requiring assignment to the Company do not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit 2. Executive will advise the Company promptly in writing of any inventions, original works of authorship, developments, improvements or trade secrets that he believes meet the criteria in Subparagraphs 6.2(b)(i), (ii), (iii) and (iv) above; and he will at that time provide to the Company in writing all evidence necessary to substantiate that belief. Executive understands that the Company will keep in confidence and will not disclose to third parties without Executive's consent any confidential information disclosed in writing to the Company relating to inventions that qualify fully under the provisions of
Section 2870 of the California Labor Code.

                  6.3. Representations. Executive agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Executive represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust. Executive has not entered into, and agrees not to enter into, any oral or written agreement in conflict herewith.

         7. Ownership of Records. Executive agrees that upon resignation or termination of employment for any reason whatsoever, he will return to the Company all things belonging to the Company and all copies of documents referring to the Company, its suppliers or its customers, including but not limited to documents containing Confidential Information in his possession or control.

         8. Non-Solicitation. During the Term and for a period of two (2) years thereafter, Executive shall not (a) induce or solicit any employee, agent, consultant, or independent contractor of the Company to quit his/her employment or other business relationship with the Company or to work for any person or entity other than the Company; or (b) call on, solicit, or take away, or attempt to call on, solicit or take away, any past or present customer of the Company with respect to the same or similar business services now or during the Term provided by the Company.

         9. Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to an affiliate or to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement.

         10. Injunctive Relief. Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including, without limitation, Sections 6-8. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement, to the extent that such relief is provided by law for such violation. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

         11.      Miscellaneous.

                  11.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  11.2. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. Without limiting the generality of the foregoing, Executive and the Company hereby agree that, upon the execution of this Agreement, that certain Severance Compensation Agreement, dated as of August 15, 1997, between the Company and Executive shall be deemed cancelled, null and void, and the subject matter thereof shall be superceded in its entirety by the provisions of this Agreement.

                  11.3. Withholding Taxes. The Company may withhold from any salary and benefits payable under this Agreement all federal, state, city or other taxes or amounts as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

                  11.4.  Amendments.   No  amendment  or  modification  of  this
Agreement shall be deemed effective unless made in writing signed by the parties hereto.

                  11.5. No Waiver. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  11.6. Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance of, and not in limitation of, the foregoing, should the duration, geographical extent of or business activities covered by any provision of this Agreement be in excess of what is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent, or activities which may validly and enforceably be covered.

                  11.7. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  11.8. Counterparts. This Agreement may be executed by the parties in separate counterparts hereof and, provided that each party has executed and delivered a counterpart hereof, this Agreement shall be effective despite the fact that the parties have not executed the same counterpart hereof. All such counterparts shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.


                                        "Company"
                                        GISH BIOMEDICAL, INC.,
                                        a California corporation


                                        By:       /s/ James R. Talevich
                                                  ------------------------

                                        Its:      Chief Financial Officer
                                                  ------------------------

                                        Date:     September 15, 1999
                                                  ------------------------


                                        "Executive"

                                        /s/ Jack W. Brown
                                        ----------------------------------
                                        Jack W. Brown


                                        October 14, 1999
                                        ----------------------------------
                                        Date

                                    EXHIBIT 1

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP




                                                            Identifying Number
    Title                       Date                       of Brief Description
    -----                       ----                       --------------------

                                    EXHIBIT 2




                       CALIFORNIA LABOR CODE SECTION 2870

                   EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS



         "(a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in any invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those invention that either:

         (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

         (2) Result from any work performed by the employee for the employer.

         (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded form being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."